EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
PSYCHIATRIC SOLUTIONS, INC.

Offer to Exchange
7 3/4% Senior Subordinated Notes Due 2015
for any and all outstanding
7 3/4% Senior Subordinated Notes Due 2015

This form or one substantially equivalent hereto must be used by registered holders of outstanding 7 3/4% Senior Subordinated Notes due 2015 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of 7 3/4% Senior Subordinated Notes due 2015 (the “Registered Notes”) pursuant to the exchange offer described in the Prospectus dated          , 2007 (the “Prospectus”) if the holder’s Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on          , 2007. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2007 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY
PSYCHIATRIC SOLUTIONS, INC.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered or Certified Mail, Hand Delivery or Overnight Courier:

U.S. Bank National Association
Specialized Finance Unit
60 Livingston Avenue
St. Paul, MN 55107
Attention: Rachel Muehlbauer

By Facsimile: (651) 495-8158 (For Eligible Institutions Only)	By Telephone: (800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Psychiatric Solutions, Inc. upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Old Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal Rights” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount of Old Notes Tendered for Exchange (must be in denominations of principal amount of $1,000 or any integral multiple thereof):

Certificate No(s). for Old Notes (if available):

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates of Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Area Code and Telephone Number:
(Check if Old Notes will be tendered by book-entry transfer)

☐	The Depository Trust Company
Account Number:

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby:

(a) represents that the above named person(s) own(s) the Old Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b) represents that such tender of Old Notes complies with Rule 14e-4 under the Exchange Act; and

(c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) Letter of Transmittal with all required signatures and any other required documents, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH HEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm:

Address:

Area Code and Telephone Number:

(Authorized Signature)
Title:

Name (please type):

Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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